SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                  June 27, 2002


                              BOUNDLESS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


Delaware                           0-17977                          13-3469637
--------                           -------                          ----------
State of                           Commission                       IRS Employer
Incorporation                      File Number                      I.D. Number


                   100 Marcus Blvd., Hauppauge, New York 11788
                     Address of principal executive offices


                  Registrant's telephone number: (631) 342-7400


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item  5: Other Events

      As of June 27, 2002, we entered into agreements with our secured lenders (the "Prior Lenders") to terminate our revolving credit facility (which we have been calling our Chase Credit Line) and to release their liens on our personal property. At the same time, we entered into another secured revolving credit facility (the "CIT Credit Line") with The CIT Group/Business Credit, Inc. ("CIT") pursuant to which CIT was granted a lien on all of our personal property and was pledged substantially all of the outstanding capital stock of our subsidiaries. As used herein, "we" or "us" refers to Boundless Corporation and its subsidiaries collectively, or each such entity individually, as may be appropriate in accordance with the transaction documents filed as exhibits to this report.

      In return for the termination of the Chase Credit Line, we issued term notes (the "Term Notes") to the Prior Lenders in the aggregate principal amount of $2,950,000, of which $2,570,000 is secured by a second mortgage on our Hauppauge, New York, facility and $380,000 is required to be paid on the earlier of the 90th day after the date of the Term Notes or upon the completion of the sale (the "Boca Asset Sale") of certain machinery, equipment and assets relating to printed circuit board assembly located in our Boca Raton, Florida, facility. We have undertaken to complete the Boca Asset Sale by such 90th day. Only payments for interest, at the rate of 5% per annum, are required to be made on the Term Notes until the earlier of April 1, 2003 or the date on which we receive equity capital investments of at least $2,000,000. Thereafter, we are required to pay off the Term Notes by making 51 consecutive monthly payments of principal and interest based on a 60-month amortization schedule, except that the 51st payment will include the balance due on the Term Notes.

      In return for termination of the Chase Credit Line, we also paid the Prior Lenders a total of $250,000 and agreed to issue 750,000 shares of our common stock and shares of our newly-created convertible preferred stock (the "Preferred Stock") with a stated value of $1,250,000. We have agreed to register under the Securities Act of 1933 such common stock and the shares into which the Preferred Stock may be converted. The Prior Lenders have certain anti-dilution protection for their shares of common stock. The Preferred Stock may be converted after the first anniversary of their issuance into shares of our common stock at $3.00 per share and, unless sooner converted into our common stock, must be redeemed by us on June 30, 2012 for their stated value.

      In general, the CIT Credit Line permits us to borrow up to (a) 85% of our eligible accounts receivable, plus (b) the lesser of (i) 10% of our eligible inventory, (ii) 85% of our appraised inventory liquidation value or (iii) $2,000,000, less (c) $880,000 (which amount will be reduced to $500,000 after the Boca Asset Sale is completed). Under the CIT Credit Line, the annual interest rate is 1-1/2% above the prime rate announced by JPMorgan Chase Bank and we are required to pay interest on a minimum of $2,000,000 even though our actual borrowings may be less than $2,000,000. We are responsible for certain fees for unused credit and early termination of the facility. The maximum availability under the CIT Credit Line is $8,500,000 and the term of the facility is three years, subject to annual renewals thereafter.

      As part of the restructuring of our debt, we have reached agreement with our unsecured creditors representing approximately $10,234,965 of debt which requires us to make cash


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

payments totaling approximately $2,881,203 and to issue shares of Preferred Stock with a stated value of approximately $3,115,218. The cash payments are scheduled as follows: during calendar year 2002 - $1,438,748; 2003 - $584,996; 2004 - $643,681; 2005 - $142,520; and 2006 - $71,258. If all of such Preferred
Stock, including the Preferred Stock which we are required to issue to the Prior Lenders, are converted, we would be required to issue approximately 1,455,073 shares of our common stock, subject to adjustment. We are continuing to negotiate with other unsecured creditors to restructure our obligations to them.

Item  7. Exhibits

(c) Exhibits

    Exhibit Nos.
    ------------

        10.1 Letter Agreement, dated June 27, 2002, from JPMorgan Chase Bank, Silicon Valley Bank and National Bank of Canada to Boundless Corporation and its subsidiaries.

        10.2 Form of Term Notes, dated June 27, 2002, made by Boundless Corporation and its subsidiaries to JPMorgan Chase Bank, Silicon Valley Bank or National Bank of Canada in the aggregate principal amount of $2,950,000.

        10.3 Mortgage dated June 27, 2002, between Boundless Technologies, Inc. and JPMorgan Chase Bank, Silicon Valley Bank, and National Bank of Canada

        10.4 Letter Agreement, dated June 27, 2002, from JPMorgan Chase Bank, Silicon Valley Bank and National Bank of Canada to Boundless Corporation and its subsidiaries.

        10.5 Financing Agreement, dated June 27, 2002, by and among The CIT Group/Business Credit, Inc., Boundless Technologies, Inc. and Boundless Manufacturing Services, Inc.

        10.6 Guarantor Security Agreement, dated June 27, 2002, by Boundless Corporation and Boundless Acquisition Corp. in favor of The CIT Group/Business Credit, Inc.

        10.7 Guaranty dated June 27, 2002, by and between Boundless Technologies, Inc. and The CIT Group/Business Credit, Inc.

        10.8 Guaranty dated June 27, 2002, by and between Boundless Corporation, Boundless Acquisition Corp. and The CIT Group/Business Credit, Inc. Guaranty dated June 27, 2002, by and between Boundless Manufacturing Services, Inc. and

        10.9    The CIT Group/Business Credit, Inc.

        10.10 Pledge and Security Agreement dated June 27, 2002, by and between Boundless Corporation and The CIT Group/Business Credit, Inc.

        10.11 Pledge and Security Agreement dated June 27, 2002, by and between Boundless Acquisition Corp. and The CIT Group/Business Credit, Inc.


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    Exhibit Nos.
    ------------

        10.12 Collateral Assignment and Security Agreement by and between Boundless Technologies, Inc., Boundless Manufacturing Services, Inc. and The CIT Group/Business Credit, Inc.

The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 7.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2002


                                            BOUNDLESS CORPORATION


                                            By: /s/ Joseph Gardner
                                               -----------------------------
                                            Name: Joseph Gardner
                                            Title:   Chief Financial Officer


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